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                                                                    EXHIBIT 23.3
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                        CONSENT OF INDEPENDENT AUDITOR
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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 6, 1999 (Except for Note 13, which is as of June 4, 1999), April 1, 1998 and July 23, 1999, relating to the financial statements of Bostek, Inc. for the years ended December 31, 1998, 1997 and 1996, respectively, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



DI PESA & COMPANY
Certified Public Accountants

September 13, 1999